EXHIBIT 10.1

FORM OF RECOVERY PROPERTY PURCHASE AND SALE AGREEMENT

between

PG&E ENERGY RECOVERY FUNDING LLC

Issuer

and

PACIFIC GAS AND ELECTRIC COMPANY

Seller

Dated as of [                      ], 200[    ]

i

ii

RECOVERY PROPERTY PURCHASE AND SALE AGREEMENT dated as of [                ], 200[  ], between PG&E ENERGY RECOVERY FUNDING LLC, a Delaware limited liability company (the “Issuer”), and PACIFIC GAS AND ELECTRIC COMPANY, a California corporation, as Seller (the “Seller”).

WHEREAS the Issuer desires to purchase the Recovery Property created pursuant to the Statute, the Financing Order and the Issuance Advice Letter; and

WHEREAS the Seller is willing to sell such Recovery Property to the Issuer.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.  Definitions.  Whenever used in this Agreement, the following words and phrases shall have the following meanings:

“Agreement” means this Recovery Property Purchase and Sale Agreement, as the same may be amended and supplemented from time to time.

“Basic Documents” means this Agreement, the Servicing Agreement, the Indenture and [the Swap Agreement].

“Bonds” means the Series of Energy Recovery Bonds issued by the Issuer under the Indenture.

“Class” means any one of the classes of Bonds.

“Closing Date” means [                                             ].

“Consumers” means the existing and future consumers of electricity that has been transmitted or distributed by means of electric transmission or distribution facilities, whether those facilities are owned by the consumer, PG&E or any other party, to the extent those existing and future consumers of electricity are located in the service territory in which the Seller provided electric distribution service as of December 19, 2003, other than consumers of electricity exempted from the obligation to pay DRC Charges under the Statute as further implemented by the CPUC pursuant to Section 848.1(c) of the PU Code.

“CPUC” means the California Public Utilities Commission or any successor in interest.

“CPUC Regulations” has the meaning assigned to that term in the Servicing Agreement.

“DRC Charges” means the charges for fixed recovery amounts authorized to be billed to the Consumers in respect of Recovery Property pursuant to the Financing Order.

“Financing Order” means the order of the CPUC, Decision 04-11-015, issued on November 19, 2004, which became effective on November 29, 2004.

 “Holders” or “Bondholders” means the Persons in whose name a Bond is registered on the Bond Register (as defined in the Indenture).

“Indenture” means the Indenture dated as of [           ], 200[  ], between the Issuer and the Trustee, as the same may be amended and supplemented from time to time.

“Insolvency Event” means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due.

“Issuance Advice Letter” means Advice [      -   ], dated [                  ], 200[  ], filed with the CPUC by the Seller pursuant to the Financing Order.

“Issuer” has the meaning set forth in the heading of this Agreement.

“Lien” means a security interest, lien, charge, pledge or encumbrance of any kind.

“Officer’s Certificate” means a certificate signed by the chairman of the board, the president, the vice chairman of the board, any vice president, the treasurer, any assistant treasurer, the  secretary or any assistant secretary of the Seller.

“Opinion of Counsel” means one or more written opinions of counsel who may be an employee of or counsel to the party providing such opinion of counsel, which counsel shall be reasonably acceptable to the party receiving such opinion of counsel.

“Pending Appeals” has the meaning specified in Section 3.08(f).

“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization,

government or any agency or political subdivision thereof, or any other entity or organization, whether or not a legal entity.

“Plan of Reorganization” has the meaning specified in Section 3.10.

“PG&E” means Pacific Gas and Electric Company, a California corporation, or any successor.

“PU Code” means the California Public Utilities Code, as amended from time to time.

“Rating Agencies” means Moody’s, Standard & Poor’s and Fitch to the extent each such Rating Agency maintains a rating on the Bonds at the request of the Issuer.  If no such organization or successor is any longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Trustee and the Servicer.

“Rating Agency Condition” means, with respect to any action, that each Rating Agency shall have been given ten (10) days prior notice thereof and that each of the Rating Agencies shall have notified the Servicer, the Issuer and the Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating by such Rating Agency of any Class of Bonds.

“Recovery Costs” has the meaning assigned to that term in Section 848(i) of the PU Code.

“Recovery Property” means the “recovery property” as defined in PU Code Section 848(j) that is identified as “Recovery Property” in the Issuance Advice Letter and authorized and created pursuant to the Financing Order.

“Seller” has the meaning set forth in the heading hereto.

“Servicer Default” means an event specified in Section 7.01 of the Servicing Agreement.

“Servicing Agreement” means the Recovery Property Servicing Agreement, dated as of [                      ], 200[  ] between Pacific Gas and Electric Company, as Servicer, and the Issuer, as amended and supplemented from time to time.

“Settlement Agreement” means the Settlement Agreement entered into on December 19, 2003, by PG&E, PG&E Corporation and the CPUC in connection with PG&E’s bankruptcy.

“Statute” means Chapter 46, California Statutes of 2004, codified at Public Utilities Code Section 848 et seq., as further amended from time to time.

[“Swap Agreement” means                                           entered into between the Issuer and the [                                         ].]

“Tariff” means the rate tariff filed with the CPUC as Advice 2596-E pursuant to the Statute, the Financing Order, and the Issuance Advice Letter to evidence the DRC Charges, as amended.

“Trustee” means the Person acting as trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

SECTION 1.02.  Other Definitional Provisions.

(a)  Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture.

(b)  All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c)  The words “hereof,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation”.

(d)  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter forms of such terms.

(e)  Each reference herein to the Servicing Agreement, the Indenture, or any other Basic Document refers to such agreement as in effect on the Closing Date unless otherwise agreed to by the Seller and the Issuer.

(f)  Any term used herein that is defined in the Statute and not otherwise defined herein shall have the meaning set forth in the Statute.

ARTICLE II

CONVEYANCE OF RECOVERY PROPERTY

SECTION 2.01.  Conveyance of Recovery Property.

(a)           In consideration of the Issuer’s payment to the Seller of $[                ], the Seller does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse except as otherwise set forth herein, all right, title and interest of the Seller in and to the Recovery Property (such sale, transfer, assignment, set over and conveyance of the Recovery Property includes, to the fullest extent permitted by the Statute, the assignment of all revenues, collections, claims, rights, payments, money or proceeds of or arising from the Tariff or constituting the DRC Charge including the DRC Charge pursuant to the Financing Order and the Issuance Advice Letter).  Such sale, transfer, assignment, set over and conveyance is hereby expressly stated to be a sale and, pursuant to Section 848.4(a) of the PU Code, shall be treated as an absolute transfer of all of the Seller’s right, title and interest (as in a true sale), and not as a pledge or other financing, of the Recovery Property.  This is the statement referred to in Section 848.4(a) of the PU Code.  If such sale, transfer, assignment, set over and conveyance is held not to be a true sale as contemplated by Section 848.4(a) of the PU Code, then such sale, transfer, assignment, set over and conveyance shall be treated as the grant of a security interest in the Recovery Property and the Seller hereby grants to the Issuer a security interest in the Recovery Property and the proceeds thereof to secure its obligations hereunder.

(b)           The Seller shall not deliver to the Issuer or its assignee any payments in respect of the DRC Charges or any proceeds thereof that the Financing Order, the Tariff, an order or decision of the CPUC, or CPUC Regulations provide are to be retained by the Seller and not remitted to the Issuer. If at any time, an order or decision of the CPUC shall provide that any such amounts retained by the Seller are required to be delivered to the Issuer, then within thirty (30) days of such order or decision becoming final and non-appealable, the Seller shall pay such amounts to the Issuer or its assignee.

SECTION 2.02.  Conditions to the Sale of Recovery Property.

The Issuer’s obligation to purchase Recovery Property on the Closing Date is subject to the satisfaction or waiver of each of the following conditions:

(a)  On or prior to the Closing Date, the Seller must duly execute and deliver this Agreement to the Issuer;

(b)  On or prior to the Closing Date, the Seller must have received the Financing Order from the CPUC in a form acceptable to the Seller;

(c)  On or prior to the Closing Date, the Seller must have filed the Issuance Advice Letter with the CPUC, and such letter must be effective;

(d)  On the Closing Date, the Seller must not be insolvent and must not be made insolvent by the sale of Recovery Property to the Issuer, and the Seller must not be aware of any pending insolvency with respect to itself;

(e)  On the Closing Date, the representations and warranties made by the Seller in the this Agreement must be true and correct, the Seller must not have breached any of its covenants in such Agreement, and the Servicer must not be in default under the Servicing Agreement;

(f)  On the Closing Date, the Issuer must have sufficient funds available to pay the purchase price set forth in Section 2.01, and all conditions to the issuance of the Bonds intended to provide the funds to purchase that Recovery Property must have been satisfied or waived;

(g)  On or prior to the Closing Date, the Seller must have taken all action required to transfer ownership of Recovery Property to be conveyed to the Issuer on the Closing Date, free and clear of all Liens, and the Issuer must have taken any action required for it to grant the Trustee a first priority perfected security interest in the collateral described in the Indenture;

(h)  The Issuer and the Trustee for the Bonds must receive an opinion of outside tax counsel in form and substance reasonably satisfactory to the Issuer and that Trustee;

(i)  On the Closing Date, the Servicing Agreement, this Agreement, the Indenture, the Statute, the Financing Order and the Issuance Advice Letter must be in full force and effect; and

(j)  Officer’s Certificates confirming the satisfaction of each of these conditions must be delivered to the Issuer and the Trustee.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

The Seller makes the following representations and warranties, as of the Closing Date, on which the Issuer has relied in acquiring the Recovery Property.  The representations and warranties shall survive the sale of the Recovery Property to the Issuer and the grant of a security interest therein to the Trustee pursuant to the Indenture.

SECTION 3.01.  Organization and Good Standing.

(a)  The Seller is duly organized and validly existing and in good standing under the laws of the State of California, with requisite corporate power and authority to own its properties as owned on the Closing Date and to conduct its business as conducted by it on the Closing Date, to obtain the Financing Order and to own, sell and transfer Recovery Property and to execute, deliver and perform the terms of this Agreement.

(b)  After giving effect to the sale of the Recovery Property under this Agreement, the Seller: (i) is solvent and expects to remain solvent, (ii) is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes, (iii) is not engaged and does not expect to engage in a business for which its remaining property represents an unreasonably small capital, and (iv) is able to pay its debts as they mature and does not intend to incur, nor does it believe that it will incur, indebtedness that it will not be able to repay at its maturity.

SECTION 3.02.  Due Qualification.  The Seller is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, licenses or approvals (except where a failure to qualify or obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on the Seller’s business, operations, assets, revenues,  or properties).

SECTION 3.03.  Power and Authority.  The Seller has the requisite corporate power and authority to execute and deliver this Agreement and to carry out its terms, and the execution, delivery and performance by the Seller of this Agreement have been duly authorized by all necessary action on the part of the Seller under its organizational or governing documents and laws.

SECTION 3.04.  Binding Obligation.  This Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ or secured parties’ rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or law.

SECTION 3.05.  No Violation and Consistency.   The consummation by the Seller of the transactions contemplated by this Agreement (a) do not conflict with the organizational documents of the Seller or any indenture or other agreement or instrument to which the Seller is a party or by which it is bound, nor will consummation by the Seller of the transactions contemplated hereunder result in the creation or imposition of any Lien upon its properties pursuant to the terms of such indenture, agreement or other instrument (other than any that may be granted under the Basic Documents or the Lien arising under Section 848.3(g) of the PU Code, the Financing Order and the Issuance Advice Letter) or violate any existing law or any existing order, rule or regulation applicable to the Seller (b) and is consistent with PU Code and the Financing Order.

SECTION 3.06.  No Proceedings.

(a)  Except as set forth on Schedule 3.06, no proceeding is pending and, to the Seller’s knowledge, no proceeding is threatened, against the Seller, and, to the Seller’s knowledge, no investigation is pending or threatened against the Seller before any governmental authority: (i) asserting the invalidity of the Statute, the Financing Order, this Agreement, the Bonds or the Basic Documents, (ii) seeking to prevent the issuance of the Bonds or the consummation of any of the transactions contemplated by the Basic Documents, (iii) seeking a determination that could reasonably be expected to materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, the Statute, the Financing Order, the Bonds, this Agreement or the other Basic Documents, or (iv) seeking to adversely affect the Federal income tax or state income or franchise tax classification of the Bonds as debt.

(b)  There is no order by any court or regulatory agency providing for the revocation, alteration, limitation or other impairment of the Statute, the Financing Order, the Issuance Advice Letter, the Recovery Property or the DRC Charges or any rights arising under any of them or that seeks to enjoin the performance of any obligations under the Financing Order.

SECTION 3.07.  Approvals.  No governmental approvals, authorizations, consents, orders or other actions or filings, other than filings under the Statute, are required for the Seller to execute, deliver and perform its obligations under this Agreement except those which have been obtained or made or are required to be made by the Seller in the future pursuant to this Agreement.

SECTION 3.08.  The Recovery Property.

(a)  Information.  Subject to the assumptions used in calculating the DRC Charges and any other forecasts, projections and predictions about events in the future, as of the Closing Date, all written information, as amended or supplemented from time to time, provided by the Seller to the Issuer with respect to the Recovery Property is true, correct and complete in all material respects.

(b)  Title.  It is the intention of the parties hereto that the transfer and assignment herein contemplated constitute a sale of the Recovery Property from the Seller to the Issuer and that the Recovery Property not be part of the debtor’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law.  No portion of the Recovery Property has been sold, transferred, assigned, pledged or otherwise conveyed by the Seller to any Person other than the Issuer, and immediately prior to the sale of such Recovery Property, the Seller owns the Recovery Property free and clear of all Liens and rights of any other Person, and no offsets, defenses or counterclaims exist or have been asserted with respect to the Recovery Property.

(c)  Transfer Filings.  On the Closing Date, immediately upon the sale under this Agreement, the Recovery Property transferred on the Closing Date shall be validly transferred and sold to the Issuer, the Issuer shall own all such Recovery Property, free and clear of all Liens, except for the Lien arising under Section 848.3(g) of the PU Code, the Financing Order and the Issuance Advice Letter, and all filings (including filings with the Secretary of State of California under the Statute) necessary in any jurisdiction to give the Issuer a perfected ownership interest in the Recovery Property shall have been made.

(d)  Financing Order and Issuance Advice Letters; Other Approvals.  Under the laws of the State of California (including the Statute) and the United States in effect on the Closing Date: (i) the Financing Order and the Issuance Advice Letter pursuant to which the rights and the interests of the Seller have been created, including the right to impose, collect and receive the DRC Charges and the interest in and to the Recovery Property is in full force and effect, and the Seller has validly and irrevocably consented to the terms of the Financing Order, (ii) as of the Closing Date, subject to the limitations set forth in Sections 848.1(g) and 848.7 of the PU Code, the Bonds are entitled to the protection provided in the first sentence of Section 848.1(g) and the first sentence of Section 848.2(d) of the PU Code, (iii) as of the Closing Date, the Tariff has been filed with the CPUC in accordance with the Financing Order, (iv) the process by which the Financing Order was approved and the Financing Order, the Issuance Advice Letter and the Tariff comply with all applicable laws and regulations, (v) the Issuance Advice Letter and the Tariff have been filed in accordance with the Financing Order, (vi) no other approval, authorization, consent, order or other action of, or filing with any governmental authority is required on the part of the Seller in connection with the creation of the Recovery Property, except those that have been obtained or made, and (vii) under the “contract clause” of the U.S. Constitution and the “contract clause” of the California Constitution, Holders of the Bonds could successfully challenge the constitutionality of any law enacted by the State of California, whether enacted by legislation or voter initiative, that, after the Bonds are issued but prior to the time that the Bonds are fully paid, repeals, amends or violates the state pledge in a manner that substantially impairs the Bonds or the Indenture, unless the law is reasonable and necessary to serve an important public purpose such as remedying a broad and general social or economic problem.

(e)  Assumptions.  Based on information available to the Seller on the Closing Date, the assumptions used in calculating the DRC Charges as of the Closing Date are reasonable and are made in good faith.

(f)  Creation of Recovery Property.  Upon the filing of the Issuance Advice Letter with respect to the Recovery Property pursuant to the Financing Order, regardless of the outcome of the pending appeals in Aglet Consumer Alliance v. Public Utilities Commission et al. and City and County of San Francisco vs. Public Utilities Commission et al., pending as Docket Nos. A106157 and A106158 before the California Court of Appeals First Appellate District, City of Palo Alto v. Official Committee of Unsecured Creditors et al., USDC Case No. 3:04-cv-00727-VRW, filed on or about February 23, 2004 in the United States District Court for the Northern District of California and Loretta M. Lynch et al. v. CPUC et al., Court of Appeals Docket Number 04-16493, filed on or about July 29, 2004 in the United States Ninth Circuit Court of Appeals (collectively, the “Pending Appeals”):  (i) the related rights and interests of the Seller under the Financing Order, including the right to impose, collect and receive the DRC Charges established pursuant to the Financing Order, will become Recovery Property, (ii) the Recovery Property will constitute a current property right, (iii) the Recovery Property will include the right, title and interest of the Seller to the Tariff imposing the DRC Charges, and the right to obtain periodic true-up adjustments of the DRC Charges, (iv) the owner of the Recovery Property will be legally entitled to bill DRC Charges and collect payments in respect of the DRC Charges in the aggregate amount sufficient to pay or fund, in accordance with the Indenture, the principal of the Bonds, all interest thereon, any credit enhancements, and all related fees and costs with respect to the scheduled payment of the Bonds, as well as other amounts payable under any interest rate swap agreement or the Indenture, and (v) the Recovery Property will not be subject to any Lien, except for the lien arising under Section 848.3(g) of the PU Code, the Financing Order and the Issuance Advice Letter.

(g)  Under existing law as of the Closing Date, Bondholders will not be responsible for, nor will payments to Bondholders be reduced by, any sales tax, gross receipts tax, general corporation tax, single business tax, personal property tax, privilege tax, franchise or license tax, or other tax imposed on the Seller or the Issuer as a result of the sale and assignment of the Recovery Property by the Seller to the Issuer, the acquisition of the Recovery Property by the Issuer or the issuance and sale by the Issuer of the Bonds, other than withholding of taxes applicable to Bond payments and any taxes imposed as a result of a failure of the Issuer or the Seller to properly withhold or remit taxes imposed with respect to payments on any Bond.

SECTION 3.09.  Change in Law.  The representations and warranties in this Agreement speak as of the Closing Date.  Any change in the law by legislative enactment, constitutional amendment or voter initiative that renders untrue any of the representations or warranties in this Agreement will not constitute a breach under this Agreement.   For purposes of this Section 3.09, the outcome of appeals relating to the Settlement Agreement or the Plan of Reorganization pending on the Closing Date in the Pending Appeals will not be treated as a change in law.

SECTION 3.10  Pending Litigation.  The Pending Appeals are the only proceedings pending in any court on the Closing Date seeking to overturn the Settlement

Agreement or the order of the United States Bankruptcy Court for the Northern District of California, San Francisco Division, dated December 22, 2003 (the “Confirmation Order”), confirming the Plan of Reorganization dated July 31, 2003, as amended by Modifications dated November 6, 2003, December 19, 2003 and February 19, 2004 and as supplemented by the Composite Plan Supplement filed as Exhibit B to the Confirmation Order (the “Plan of Reorganization”).

SECTION 3.11.  Limitations on Representations and Warranties.

(a)  Notwithstanding the above, the Seller makes no representation or warranty that any amounts actually collected arising from the DRC Charges will in fact be sufficient to meet payment obligations on the Bonds or that the assumptions made in calculating the DRC Charges will in fact be realized.

(b)  The representations and warranties made by the Seller survive the execution and delivery of this Agreement and may not be waived by the Issuer or the Seller except pursuant to a written agreement as to which the Rating Agency Condition has been satisfied.

ARTICLE IV

COVENANTS OF THE SELLER

SECTION 4.01.  Corporate Existence.  Subject to its right to assign its rights and obligations under this Agreement, so long as any of the Bonds are outstanding, the Seller (a) will keep in full force and effect its existence and remain in good standing under the laws of the jurisdiction of its organization and (b) will obtain and preserve its qualifications to do business in those jurisdictions necessary to protect the validity and enforceability of the Basic Documents to which the Seller is a party or the extent necessary to perform its obligations under the Basic Documents to which it is a party.

SECTION 4.02.  No Liens.  Except for the conveyances under this Agreement or the Lien arising under Section 848.3(g) of the PU Code, the Financing Order and the Issuance Advice Letter, the Seller will not sell, pledge, assign or transfer, or grant, create, incur, assume or suffer to exist any Lien, arising through or under the Seller, on any of the Recovery Property, or any interest therein, and the Seller shall defend the right, title and interest of the Issuer and of the Trustee, in, to and under the Recovery Property against all claims of third parties claiming through or under the Seller.  The Seller also covenants that it will not at any time assert any Lien against, or with respect to, any of the Recovery Property.

SECTION 4.03.  Delivery of Payments.  If the Seller receives any payments in respect of the DRC Charges or the proceeds thereof other than in its capacity as the Servicer, the Seller agrees to pay all those payments to the Servicer and to hold such amounts in trust for the Issuer prior to such payment; provided, however, that notwithstanding any other provision of this Agreement, the Seller shall not be obligated to remit to the Servicer or any other person or entity, or to hold in trust, any payments in respect of the DRC Charges or any proceeds thereof that the Financing Order, the Tariff, an order or decision of the CPUC, or CPUC Regulations provide are to be retained by the Seller and not remitted to the Issuer.

SECTION 4.04.  Notice of Liens.  The Seller shall notify the Issuer and the Trustee promptly after becoming aware of any Lien arising through or under it on any of the Recovery Property other than the conveyances hereunder or the Lien arising under Section 848.3(g) of the PU Code, the Financing Order and the Issuance Advice Letter.

SECTION 4.05.  Compliance With Law.  The Seller hereby agrees to comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any governmental authority applicable to the Seller, except to the extent that failure to so comply would not materially adversely affect the Issuer’s or the Trustee’s interests in the Recovery Property or under any of the Basic Documents to which the Seller is a party or the Seller’s performance of its obligations under any of the other Basic Documents to which it is party.

SECTION 4.06.  Covenants Related to Recovery Property.

(a)  So long as any of the Bonds are outstanding: (i) the Seller shall disclose in its financial statements that the Issuer’s assets are not available to creditors of the Seller and the Recovery Property is not legally an asset of the Seller, and (ii) the Seller shall disclose the effects of all transactions between the Issuer and the Seller in accordance with generally accepted accounting principles.

(b)  The Seller agrees that upon the sale by the Seller of the Recovery Property to the Issuer pursuant to this Agreement, (i) to the fullest extent permitted by law, the Issuer shall have all of the rights originally held by the Seller with respect to such Recovery Property, including the right to exercise any and all rights and remedies to collect any amounts payable by any Consumer in respect of such Recovery Property, notwithstanding any objection or direction to the contrary by the Seller and (ii) any payment by any Consumer to the Issuer shall discharge such Consumer’s obligations in respect of such Recovery Property to the extent of such payment, notwithstanding any objection or direction to the contrary by the Seller.

(c)  So long as any of the Bonds are outstanding, (i) in all proceedings relating directly or indirectly to the Recovery Property, the Seller shall affirmatively certify and confirm that it has sold all of its rights and interests in and to such property (other than for financial reporting or tax purposes), (ii) the Seller shall not make any statement or reference in respect of the Recovery Property that is inconsistent with the ownership interest of the Issuer (other than for financial reporting or tax purposes), (iii) the Seller shall not take any action in respect of the Recovery Property except solely in its capacity as Servicer pursuant to the Servicing Agreement or as otherwise contemplated by the Basic Documents, and (iv) the Seller shall not sell recovery property in connection with the issuance of additional Bonds unless the Rating Agency Condition has been satisfied.

(d)  The Seller agrees not to withdraw the filing of the Issuance Advice Letter with the CPUC.

(e)  The Seller shall make all reasonable efforts to keep each Tariff that relates to the Recovery Property in full force and effect.

(f)  Promptly after obtaining knowledge of any breach in any material respect of its representations and warranties in this Agreement, the Seller shall notify the Issuer and the Rating Agencies of the breach.

(g)  The Seller shall use the proceeds of the sale of the Recovery Property in accordance with the Financing Order and the Statute.

(h)  Upon the request of the Issuer, the Seller shall execute and deliver such further instruments and do such further acts as may be necessary to carry out the provisions and purposes of this Agreement.

SECTION 4.07.  Protection of Title.  The Seller shall execute and file the filings required by law to perfect and continue the perfection of the interests of the Issuer in the Recovery Property.  The Seller also agrees to take those legal or administrative actions that may be reasonably necessary to protect the Issuer from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation or warranty of the Seller set forth in Article III, and the costs of any such actions or proceedings will be paid by the Seller.

SECTION 4.08.  Nonpetition Covenants.  Even if this Agreement or the Indenture is terminated, the Seller shall not, prior to the date which is one year and one day after the termination of all indentures under which the Issuer issues energy recovery bonds, petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining an involuntary case against the Issuer under any Federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for any substantial part of the property of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer.

SECTION 4.09.  Taxes.  So long as any of the Bonds are outstanding, except for taxes, assessments and governmental charges which the Seller is contesting in good faith by appropriate proceedings, the Seller shall pay all material taxes, assessments and  governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a lien on the Recovery Property.

ARTICLE V

THE SELLER

SECTION 5.01.  Liability of Seller; Indemnities.

(a)  The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

(b)  The Seller shall indemnify the Issuer and the Trustee (for itself, for the benefit of the Bondholders and for the benefit of any Swap Provider) and each of the Issuer’s and the Trustee’s respective officers, directors, members, employees and agents and defend and hold harmless each such person from and against (i) any and all amounts of principal of and interest on the Bonds not paid when due or when scheduled to be paid in accordance with their terms, (ii) any amounts payable to a Swap Provider not paid when due or when scheduled to be paid pursuant to the Indenture, (iii) any other amounts payable to any Person in connection with the Bonds or in connection with the Recovery Property, including but not limited to Trustee’s fees and expenses, that are not paid when due or when scheduled to be paid pursuant to the Indenture, (iv) the amount of any other deposits to the Collection Account required to have been made in accordance with the terms of the Basic Documents and retained in the Capital Subaccount, in the Overcollateralization Subaccount or in the Reserve Subaccount or released to the Issuer free of the lien of the Indenture, which are not made when so required, (v) any reasonable costs and expenses incurred by such Person that are not recoverable pursuant to the Indenture and (vi) any taxes payable by Bondholders resulting in a breach of Section 3.08(g), in each case to the extent resulting from the Seller’s breach of any of its representations, warranties or covenants contained in this Agreement, except to the extent of losses either resulting from the willful misconduct, bad faith or gross negligence of such indemnified Persons or resulting from a breach of representation or warranty made by such indemnified Persons in the Indenture or any other document that gives rise to the Seller’s breach.  Indemnification under this paragraph shall survive the resignation or removal of the Trustee.

(c)  Notwithstanding Section 5.01(b) above, the Seller shall not be liable for any loss, damages, liability, obligation, claim, action, suit or payment resulting solely from a downgrade in the ratings on the Bonds or for any consequential damages, including any loss of market value of the Bonds resulting from any default or any downgrade of the ratings of the Bonds.

(d)  The indemnities described in this Section will survive the termination of this Agreement and include reasonable fees and expenses of investigation and litigation, including reasonable attorneys’ fees and expenses.

SECTION 5.02.  Merger or Consolidation of, or Assumption of the Obligations of, Seller.  Any Person (a) into which the Seller may be merged, converted or consolidated and that succeeds to all or substantially all of the electric distribution business of the Seller, (b) that results from the division of the Seller into two or more Persons and succeeds that to all or substantially all of the electric distribution business of the Seller, (c) that results from any merger or consolidation to which the Seller shall be a party and that succeeds to all or substantially all of the electric distribution business of the Seller, (d) that succeeds to the properties and assets of the Seller substantially as a whole, or succeeds to all or substantially all of the electric distribution business of the Seller, or (e) that otherwise succeeds to all or substantially all of the electric distribution business of the Seller, shall be the successor to the Seller under this Agreement without further act on the part of any of the parties to this Agreement; provided, further, that (i) immediately after giving effect to any transaction referred to above, no representation or warranty made by the Seller pursuant to Article III shall have been breached and, to the extent the Seller is the Servicer, no default under the Servicing Agreement, and no event, that after notice or lapse of time, or both, would become a default under the Servicing Agreement will have occurred and be continuing, (ii) the successor to the Seller must execute an agreement of assumption to perform every obligation of the Seller under this Agreement, (iii) the Rating Agencies shall have received prior written notice of such transaction, and (iv) the Seller shall have delivered to the Issuer and the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with.

SECTION 5.03.  Limitation on Liability of Seller and Others.  The Seller and any director or officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising hereunder.  The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

ARTICLE VI

MISCELLANEOUS PROVISIONS

SECTION 6.01.  Amendment.  This Agreement may be amended by the Seller and the Issuer with the prior written consent of the Trustee.  In addition, any amendment will not be effective unless the Rating Agency Condition is satisfied.  The Issuer shall notify the Rating Agencies promptly after the execution of any such amendment.

SECTION 6.02.  Notices.  All demands, notices and communications upon or to the Seller, the Issuer, the Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered, mailed or sent by telecopy or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, to Pacific Gas and Electric Company, at 77 Beale Street, San Francisco, California 94105, Attention of Treasurer, (b) in the case of the Issuer, to PG&E Energy Recovery Funding LLC, 245 Market Street, Room 424, San Francisco, California 94105, Attention of President, (c) in the case of the Trustee, at the Corporate Trust Office, [                               ] (d) in the case of Moody’s, to Moody’s Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, (e) in the case of Standard & Poor’s, to Standard & Poor’s Corporation, 55 Water Street, 40th Floor, New York, New York 10041, Attention of Attention of Asset Backed Surveillance Department, (f) in the case of Fitch, to Fitch, Inc., One State Street Plaza, New York, NY 10004, Attention of Commercial Asset-Backed Securities, or (g) as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

SECTION 6.03.  Assignment.  Notwithstanding anything to the contrary contained herein, except as provided in Section 5.02, this Agreement may not be assigned by the Seller.

SECTION 6.04.  Limitations on Rights of Others.  The provisions of this Agreement are solely for the benefit of the Seller, the Issuer, the Trustee and the Bondholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 6.05.  Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 6.06.  Separate Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 6.07.  Headings.  The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 6.08.  Governing Law.  This Agreement shall be construed in accordance with the laws of the State of California, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 6.09.  Assignment to Trustee.  The Seller hereby acknowledges and consents to the grant of a security interest by the Issuer to the Trustee pursuant to the Indenture of all right, title and interest of the Issuer in, to and under the Recovery Property and the proceeds thereof and all of the Issuer’s rights and obligations hereunder.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the date first above written.

PG&E ENERGY RECOVERY FUNDING LLC, Issuer,

By:
Name:
Title:

PACIFIC GAS AND ELECTRIC COMPANY, Seller,

By:
Name:
Title:

[Signature page to Recovery Property Purchase and Sale Agreement]

SCHEDULE 3.06

No Proceedings

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